CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting
Firm" and "Audited Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated October 12, 2007 on the financial statements and financial highlights of Surgeons Diversified Investment Fund, in Post Effective Amendment Number 1 to the
Registration Statement (Form N-1A, No. 333-133844), included in the Annual Report to Shareholders for the fiscal year ended August 31, 2007, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP

Cincinnati, Ohio
December 21, 2007